UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 9, 2016

Date of Report (Date of earliest event reported)

SONUS NETWORKS, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-34115	04-3387074
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

4 TECHNOLOGY PARK DRIVE, WESTFORD, MASSACHUSETTS 01886

(Address of Principal Executive Offices) (Zip Code)

(978) 614-8100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)                                 On June 9, 2016, Mark T. Greenquist communicated to Sonus Networks, Inc. (the “Company”) his intent to resign as Chief Financial Officer, principal financial officer and principal accounting officer of the Company to take a similar role at a leading e-commerce platform company.  By mutual agreement, his resignation will be effective June 15, 2016.  Mr. Greenquist is not resigning because of any disagreement relating to the Company’s operations, policies or practices.

(c)                                  Effective June 15, 2016, Susan M. Villare, the Company’s Vice President of Financial Planning and Analysis, will be fulfilling the roles of Chief Financial Officer, principal financial officer and principal accounting officer of the Company on an interim basis, until a successor for Mr. Greenquist has been identified.

Ms. Villare, 47, has served as the Company’s Vice President of Financial Planning and Analysis since February 2012.  Previously, from 2008 to 2012, she served as the Vice President of Financial Planning and Analysis of BigBand Networks, Inc., a company that developed and sold network-based solutions that enable cable multiple system operators and telecommunications companies to offer video services across their networks and that was acquired by ARRIS Group in 2011.  Prior to BigBand Networks, Inc., Ms. Villare was the Chief Financial Officer of Burst Media, a company that provided display advertising for specialty content web publishers, from 2007 to 2008.  From 1999 to 2006, Ms. Villare served in various positions, including Chief Financial Officer of Enovia, a division of MatrixOne, Inc., a leading service provider of Internet collaborative software that was acquired by Dassault Systèmes in 2006.  Before her in-house career, Ms. Villare was a senior auditor at PricewaterhouseCoopers LLP.  Ms. Villare is a certified public accountant and holds a Bachelor of Science in Management from Boston College.

Ms. Villare has no family relationships with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company.  Ms. Villare is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

The information under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), otherwise subject to the liabilities of that Section or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On June 13, 2016, the Company issued a press release to publicly reaffirm its previously announced financial guidance for the second quarter and full year 2016.  The release, furnished with this Current Report on Form 8-K as an exhibit, was posted on the Company’s website (www.sonus.net) and distributed to the media through a newswire service.

Item 9.01. Financial Statements and Exhibits.

(d)         Exhibits

99.1                        Press release issued by Sonus Networks, Inc. on June 13, 2016, furnished hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 13, 2016	SONUS NETWORKS, INC.

By:
/s/ Jeffrey M. Snider
Jeffrey M. Snider
Senior Vice President, Chief Administrative Officer, General Counsel and Secretary

Exhibit Index

99.1                        Press release issued by Sonus Networks, Inc. on June 13, 2016, furnished hereto.